SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                        PINNACLE WEST CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                    [LOGO] PINNACLE WEST CAPITAL CORPORATION

                        PINNACLE WEST CAPITAL CORPORATION
                              POST OFFICE BOX 52132
                           PHOENIX, ARIZONA 85072-2132


                           NOTICE AND PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                             WEDNESDAY, MAY 22, 2002


To Our Shareholders:

     You are invited to attend the 2002 Annual Meeting of shareholders of Pinnacle West Capital Corporation to be held at the Herberger Theater Center, 222 E. Monroe, Phoenix, Arizona at 10:30 a.m. on Wednesday, May 22, 2002. At this meeting, we are asking you to vote on the following proposals in addition to any other business that may properly come before the meeting:

     (1)  Election of five (5) directors;

     (2)  Approval of the Company's Long-Term Incentive Plan; and

     (3)  Consideration of a shareholder proposal, if presented at the meeting.

     All shareholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting. Shares can be voted at the meeting only if the holder is present or represented by proxy.


                                   By order of the Board of Directors,


                                   FAYE WIDENMANN
                                   Vice President and Secretary


Approximate date of mailing to shareholders:
April 8, 2002

================================================================================
We encourage each shareholder to sign and return the enclosed proxy card or to use telephone or internet voting. Please see our general information section for information about voting by telephone, internet or mail.
================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

GENERAL INFORMATION............................................................1
    What is the purpose of the Annual Meeting?
    Will shareholders be asked to vote on any other matters?
    Who is entitled to vote?
    How do I vote?
    Is my vote confidential?
    What constitutes a quorum?
    What are the Board's recommendations?
    What vote is required to approve the items to be voted on?
    Who is entitled to attend the Annual Meeting?
    Can I change my vote after I submit my proxy?
    How much did this proxy solicitation cost?
    How many annual reports and proxy statements are delivered to a shared address?
PROPOSAL 1 - ELECTION OF DIRECTORS.............................................4
    NOMINEE FOR ELECTION TO CLASS I DIRECTORS..................................4
    NOMINEES FOR ELECTION TO CLASS II DIRECTORS................................5
DIRECTORS CONTINUING IN OFFICE.................................................6
    INCUMBENT CLASS I DIRECTORS................................................6
    INCUMBENT CLASS III DIRECTORS..............................................7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT...............................................................9
THE BOARD AND ITS COMMITTEES..................................................10
DIRECTOR COMPENSATION.........................................................10
STOCK PERFORMANCE COMPARISONS.................................................11
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION................................................................12
EXECUTIVE COMPENSATION........................................................15
OPTION GRANTS, EXERCISES AND HOLDINGS.........................................16
EXECUTIVE BENEFIT PLANS.......................................................17
PROPOSAL 2 - APPROVAL OF 2002 LONG-TERM INCENTIVE PLAN........................20
PROPOSAL 3 - SHAREHOLDER PROPOSAL.............................................27
AUDIT COMMITTEE REPORT........................................................30
OTHER MATTERS.................................................................31
    Human Resources Committee Interlocks and Insider Participation
    Business Relationships
    Section 16(a) Beneficial Ownership Reporting Compliance
    Independent Public Accountants
    Nominations to the Board
    Shareholder Proposals for Next Annual Meeting
APPENDIX A - AUDIT COMMITTEE CHARTER..........................................33
APPENDIX B - 2002 LONG-TERM INCENTIVE PLAN....................................36

                               GENERAL INFORMATION

     This proxy statement contains information regarding the Company's 2002 Annual Meeting of shareholders to be held at the Herberger Theater Center, 222
E. Monroe, Phoenix, Arizona at 10:30 a.m. on Wednesday, May 22, 2002. The enclosed proxy is being solicited by the Company's Board of Directors.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting you will vote on the matters outlined in the notice of meeting on the cover page of this proxy statement.

WILL SHAREHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?

     The Board of Directors is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy committee will vote on those matters in accordance with its judgment. Shareholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHO IS ENTITLED TO VOTE?

     All shareholders at the close of business on March 22, 2002 (the record date) are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see below). At close of business on the record date there were 84,770,703 shares of common stock outstanding.

HOW DO I VOTE?

     You may vote in person or, if you are unable to attend the meeting, you may vote in one of three ways:

     VOTE BY TELEPHONE. The toll-free telephone number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or

     VOTE BY INTERNET. The web site address for internet voting is on your proxy card. Internet voting is available 24 hours a day; or

     VOTE BY MAIL. Mark, date, sign and mail promptly the enclosed proxy (a postage-paid envelope is provided for mailing in the United States).

     If you vote by telephone or internet, DO NOT mail your proxy card.

IS MY VOTE CONFIDENTIAL?

     Yes, your vote is confidential. Only the following persons have access to your vote:

     *    election inspectors;
     *    individuals who help with processing and counting your votes; and
     *    persons who need access for legal reasons.

WHAT CONSTITUTES A QUORUM?

     To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares as of the record date are represented in person or by proxy. Shares owned by the Company are not considered to be present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstensions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting, but will have no effect on the outcome of Proposals 2 or 3.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     *    FOR election of the nominated slate of directors (see Proposal 1);
     * FOR approval of the Company's 2002 Long-Term Incentive Plan (see Proposal 2); and
     *    AGAINST approval of the shareholder proposal (see Proposal 3).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE THE ITEMS TO BE VOTED ON?

     ELECTION OF DIRECTORS. Individuals receiving the highest number of votes will be elected. The number of votes which a shareholder may cast is calculated by multiplying the number of shares of common stock owned by the shareholder as of the record date by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them all in person or by proxy for any one nominee, or by distributing them among two or more nominees.

     OTHER ITEMS. For each other item, the affirmative vote of a majority of the shares voted on that item will be required for approval. Abstensions and broker non-votes on a proposal will have no effect on the outcome of the proposal.

WHO IS ENTITLED TO ATTEND THE ANNUAL MEETING?

     You may attend the meeting if you were a shareholder as of the record date.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

     Even after you have  submitted  your proxy  card or voted by  telephone  or online, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously-granted proxy.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     The Board of Directors is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. Proxies are primarily sent by mail, although the Company may solicit consenting shareholders over the internet. The Company has retained Georgeson Shareholder to assist in the distribution of proxy solicitation materials and the solicitation of proxies for approximately $7,500. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

HOW MANY ANNUAL REPORTS AND PROXY STATEMENTS ARE DELIVERED TO A SHARED ADDRESS?

     If you and one or more shareholders of Company stock share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as "householding." Any registered shareholder who wishes to receive separate copies of an annual report or proxy at the same address now or in the future may:

     *    call Shareholder Services at 1-800-457-2983;

     * mail a request to receive separate copies to Shareholder Services at P.O. Box 52133, Phoenix, AZ 85072-2133; or

     *    e-mail a request to: shareholderdept@pinnaclewest.com.

     Shareholders who own Company stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their broker.

     Shareholders currently receiving multiple copies of an annual report and proxy at a shared address and who wish to receive only a single copy in the future may direct their request to this same phone number and addresses.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of approximately equal size (Class I, Class II, and Class III). Each class serves for a period of three years, although occasionally a director may be elected for a shorter term in one class in order to keep the number of directors in each class approximately equal.

     The shareholders will elect one (1) Class I director this year to serve as a member of the Board until the Annual Meeting of shareholders in 2004 or until his successor is elected and qualified. The shareholders will also elect four
(4) Class II directors this year to serve as members of the Board until the Annual Meeting of shareholders in 2005 or until their successors are elected and qualified. If one or more of the five (5) nominees becomes unavailable to serve prior to the meeting date, the proxy committee will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the number of directors in the affected class.

     The first two tables identify the Class I director nominee and the Class II nominees, followed by two tables identifying continuing directors. Nominees furnished the information as of March 22, 2002. The term "APS" refers to Arizona Public Service Company, and the term "PWE" refers to Pinnacle West Energy Corporation, the Company's principal subsidiaries.

     Each Company director also serves as a director of APS and PWE.

                                CURRENT NOMINEES

                    NOMINEE FOR ELECTION TO CLASS I DIRECTORS
                     (TERM EXPIRING AT 2004 ANNUAL MEETING)

                                                                                                         DIRECTOR
      NAME                 AGE                     OCCUPATION, BUSINESS & DIRECTORSHIPS                   SINCE
      ----                 ---                     ------------------------------------                   -----
William L. Stewart         58           President  of  PWE  since   October   1999  and   President,       2001
                                        Generation, of APS since October 1998. Mr. Stewart served as
                                        Executive Vice President of Generation of APS from September
                                        1996 to October 1998, as well as Executive  Vice  President,
                                        Nuclear, of APS from May 1994 to September 1996.

                   NOMINEES FOR ELECTION TO CLASS II DIRECTORS
                     (TERM EXPIRING AT 2005 ANNUAL MEETING)

                                                                                                         DIRECTOR
      NAME                 AGE                     OCCUPATION, BUSINESS & DIRECTORSHIPS                   SINCE
      ----                 ---                     ------------------------------------                   -----
Edward N. Basha, Jr.       64           Chairman  of the Board of Bashas'  supermarket  chain and an       1999
                                        Arizona civic leader dedicated to multiple Arizona community projects.

Michael L. Gallagher       57           Attorney-at-law   and  Chairman   Emeritus  of  Gallagher  &       1999
                                        Kennedy,  PA,  Phoenix,  Arizona.  Mr.  Gallagher  is also a director  of  Omaha-World  Herald  Company,  a member of the
                                        North American  Advisory Board of AMEC plc, and a Trustee of
                                        the Peter Kiewit Foundation.

Bruce J. Nordstrom         52           Certified  public  accountant  at the firm of Nordstrom  and       2000
                                        Associates, PC, Flagstaff, Arizona, since 1988.

William J. Post            51           Chairman of the Board of the Company since February 2001 and       1997
                                        CEO of the Company since  February 1999. Mr. Post has served as an officer  of the  Company  since 1995 in the  following additional capacities:  from August 1999 to February 2001 as
                                        President; from February 1997 to February 1999 as President;
                                        and  from  June  1995 to  February  1997 as  Executive  Vice
                                        President. Mr. Post is also CEO and Chairman of APS, and has held various officer positions at APS since 1982. He is also a director of Blue  Cross-Blue  Shield of  Arizona,  Nuclear
                                        Electric   Insurance,   Ltd.   (NEIL),   and  Phelps   Dodge
                                        Corporation.

                         DIRECTORS CONTINUING IN OFFICE

                           INCUMBENT CLASS I DIRECTORS
                     (TERM EXPIRING AT 2004 ANNUAL MEETING)

                                                                                                         DIRECTOR
      NAME                 AGE                     OCCUPATION, BUSINESS & DIRECTORSHIPS                   SINCE
      ----                 ---                     ------------------------------------                   -----
Roy A. Herberger, Jr.      59           President of  Thunderbird,  The American  Graduate School of       1992
                                        International Management,  since 1989. Mr. Herberger is also a director of Syntellect.

Humberto S. Lopez          56           President of HSL  Properties  (real estate  development  and       1995
                                        investment),  Tucson,  Arizona. Mr. Lopez is also a director of Bank of Tucson, Sun Community  Bancorp,  Nevada Community
                                        Bancorp,  Paragon Vision LLC, and TransAmerica Holdings LLC.

Robert G. Matlock          68           Independent  management  consultant  since  1984 to  various       2000
                                        governmental  agencies involved in developing nuclear energy resources  and to utilities  operating  nuclear  facilities.

Kathryn L. Munro           53           Chairman  of  BridgeWest  LLC  (investment   company)  since       2000
                                        February 1999. From 1996 to 1998, Ms. Munro served as CEO of
                                        Bank of America's Southwest Banking Group, and was President
                                        of Bank of America  Arizona from 1994 to 1996.  Ms. Munro is also a director of FLOW  International  Corporation  and Sun
                                        Community Bancorp.

                          INCUMBENT CLASS III DIRECTORS
                     (TERM EXPIRING AT 2003 ANNUAL MEETING)

                                                                                                         DIRECTOR
      NAME                 AGE                     OCCUPATION, BUSINESS & DIRECTORSHIPS                   SINCE
      ----                 ---                     ------------------------------------                   -----

Jack E. Davis              55           President  of the Company  since  February  2001.  Mr. Davis       2001
                                        served as  Executive  Vice  President  and  Chief  Operating
                                        Officer of the Company from April 2000 to February  2001. He has served in various APS  positions  as follows:  currently
                                        (since October 1998)  President,  Energy Delivery and Sales;
                                        Executive  Vice  President  of  Commercial  Operations  from
                                        September  1996  to  October  1998;   and  Vice   President,
                                        Generation  and  Transmission  from June  1993 to  September
                                        1996.

Pamela Grant               63           Civic  leader and from July 1989  through  January  1995 was       1985
                                        President of TableScapes,  Inc. (party supply rentals).  Ms.
                                        Grant was President and CEO of Goldwaters  Department Stores
                                        (general  mercantile),  a division of May Department Stores, from  January  1987 to April  1988.  From  November  1978 to
                                        January  1987,  she  was  President,  Chairman  and  CEO  of
                                        Goldwaters  Department  Stores, a division of Associated Dry
                                        Goods.

Martha O. Hesse            59           President of Hesse Gas Company. In 1990, Ms. Hesse served as       1991
                                        Senior  Vice   President   of  First   Chicago   Corporation
                                        (financial  services);  and  from  1986  to  1989,  she  was
                                        Chairman of the Federal Energy Regulatory Commission. She is
                                        also a director of AMEC plc, Laidlaw Inc., Mutual Trust Life
                                        Insurance Company, and Terra Industries.

                                                                                                         DIRECTOR
      NAME                 AGE                     OCCUPATION, BUSINESS & DIRECTORSHIPS                   SINCE
      ----                 ---                     ------------------------------------                   -----
William S. Jamieson, Jr.   58           President  of  the  Institute  for  Servant   Leadership  of       1991
                                        Asheville, North Carolina since January 1999. Prior to that,
                                        Mr.  Jamieson was Vice President of the Institute of Servant
                                        Leadership  and an Adjunct  Member of the Bishop's  staff of the Episcopal Diocese of Arizona.  Formerly, he was also the
                                        Archdeacon  of  the  Episcopal  Diocese  of  Arizona.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table details the beneficial ownership of our directors, nominees, named officers, executive officers and those persons who beneficially own 5% or more of our common stock as of March 22, 2002. The table reports beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting or investment power and also any shares which the individual has the right to acquire as of May 21, 2002 (60 days after March 22, 2002) through the exercise of any stock option, warrant, or other right. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned. The address of listed shareholders is P.O. Box 52132, Phoenix, Arizona 85072-2132.



                                                     SHARES           PERCENT OF
DIRECTORS AND NOMINEES                         BENEFICIALLY OWNED     CLASS (1)
----------------------                         ------------------     ---------

DIRECTORS AND NOMINEES
Edward N.  Basha, Jr. (2)                             4,835
Jack E. Davis (2)                                    91,148
Michael L. Gallagher (2)                              4,340
Pamela Grant                                         24,848
Roy A.  Herberger, Jr. (2)                            9,560
Martha O. Hesse                                      22,172
William S. Jamieson, Jr                               6,890
Humberto S. Lopez (2)                                21,919
Robert G. Matlock (2)                                 4,689
Kathryn L. Munro                                      2,968
Bruce J. Nordstrom                                    5,375
William J. Post                                     242,749
William L. Stewart (2)                               87,868

OTHER OFFICERS NAMED ON PAGE 15
Armando B.  Flores (2)                               37,604
James M. Levine                                      64,036

ALL DIRECTORS, NOMINEES, NAMED OFFICERS,
AND EXECUTIVE OFFICERS AS A GROUP
(28 PERSONS) (2)                                    935,016              1.1%

5% BENEFICIAL OWNERS (3)
Wellington Management Company LLP                10,582,331             12.5%
75 State Street, Boston, MA 02109

J.P. Morgan Chase & Company                       7,167,241              8.4%
270 Park Ave., New York, NY 10017

----------
(1) Except as otherwise noted, common stock beneficially owned does not exceed one percent (1%) of the outstanding common stock.

(2) Number of shares beneficially owned in table includes shares held in joint tenancy with spouses and/or family trusts.

(3) Wellington Management Company's Schedule 13G filing, dated February 14, 2002, reports beneficial ownership of 10,582,331 shares with shared voting power as to 4,363,092 shares and shared dispositive power as to 10,582,331 shares. J.P. Morgan Chase & Company's Schedule 13G filing, dated February 13, 2002, reports beneficial ownership of 7,167,241 shares with sole voting power as to 5,541,541 shares, shared voting power as to 77,072 shares, sole dispositive power as to 6,908,857 shares, and shared dispositive power as to 252,584 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of December 31, 2001.

                          THE BOARD AND ITS COMMITTEES

     The full Board of Directors met 11 times during 2001. Each director attended at least 75% of the meetings of the full Board and any committees on which he or she served. The Board has an Audit Committee and a Human Resources Committee.

AUDIT COMMITTEE

     The function of the Audit Committee, which held 3 meetings in 2001, is to assist the Board in overseeing the Company's financial reporting process, including the quality and integrity of the Company's financial reports and system of internal controls. The written charter for the Audit Committee is attached to this proxy statement as Appendix A beginning on page 33. Members of the Audit Committee are independent as defined in Section 303.01 of the NYSE Company Manual.

     Members of the Audit Committee are: Martha O. Hesse (Chairman), Edward N. Basha, Jr., Humberto S. Lopez, Pamela Grant, and Bruce J. Nordstrom.

HUMAN RESOURCES COMMITTEE

     The functions of the Human Resources Committee, which held 6 meetings in 2001, are to:

     * make recommendations to the full Board with respect to prospective Board members and officers and with respect to executive salaries, bonuses, and benefits;
     * make stock-based incentive compensation grants (a subset of the Human Resources Committee performs this function); and
     *    review the Company's policies in the foregoing areas.

     Members of the Human Resources Committee are: Pamela Grant (Chairman),  Roy
A. Herberger, Jr., William S. Jamieson, Jr., Michael L. Gallagher, and Robert G. Matlock.

                              DIRECTOR COMPENSATION

     Only non-employee (outside) directors are compensated for Board service. Company directors also serve as directors of the APS and PWE Boards for no additional compensation. Directors receive $24,000 in annual retainer fees and they are eligible for grants of stock and non-qualified options under a non-employee director equity plan. Under the plan, a director receives 900 shares of stock each year. On or before December 31 of a director's first year on the Board, the director must own or acquire at least 900 shares of common stock as a condition to receiving the 900-share grant. This ownership requirement increases by 900 shares annually until it reaches 4,500 shares. Grants of non-qualified options to directors are discretionary. To date, no such grants have been made under the plan.

     Directors are paid $900 for each Board meeting attended and $700 for each committee meeting attended.

                          STOCK PERFORMANCE COMPARISONS

     The following graph shows a comparison of cumulative total returns for Pinnacle West Capital Corporation stock, the Standard & Poor's 500 Stock Index, and the Edison Electric Institute Index of Investor-Owned Electrics. The graph assumes that $100 was invested on the last trading day in 1996 in Company stock and in the market represented by each of the two indices, and that any dividends were reinvested.

              1996      1997      1998      1999      2000      2001
              ----      ----      ----      ----      ----      ----
PNW            100       138       142       106       172       156
S&P 500        100       133       171       207       188       166
EEI ELEC.      100       127       145       118       175       159

                                     [GRAPH]

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION


THE COMMITTEE'S RESPONSIBILITIES

     The Pinnacle West Human Resources Committee is responsible for compensation matters regarding executive officers. Only outside directors serve on the Committee. The Committee oversees compensation for all Company, APS and PWE officers.

COMPENSATION PHILOSOPHY

     The Committee's overall compensation philosophy is to attract, retain, and reward key leaders critical to the Company's success; reinforce the Company's objectives through the use of performance-based compensation; and promote executive officer long-term Pinnacle West stock ownership, consistent with the interests of the Company's shareholders. The Committee believes that the Company's compensation practices must be competitive within a broad industry group as the utility industry continues to move toward greater levels of competition and demands similar to general industry. The Committee annually reviews the goals and performance of all elected officers to ensure market equity in compensation practices and integrity in conforming to approved plans and policies.

ANNUAL COMPENSATION - 2001

     To determine executive compensation for 2001, the Committee aligned executive compensation with the compensation practices of a blend of utilities and other companies in general industry. In late 2000, the Committee met with an outside consultant and reviewed reports regarding the Company's compensation practices for executive officers. The consultant provided the Committee with compensation information for the electric utility and general industry groups, adjusted for size. The Committee formulated its views about the responsibilities, skills, expertise, and performance of all executive officers, with input from Mr. Post as to performances other than his own, and applied these views in conjunction with the information provided by the consultant.

     Based on the foregoing information, the Committee considered a combination of compensation arrangements. The Committee then adopted two primary compensation strategies for 2001 to promote the Committee's compensation philosophy. One was annual total cash compensation, consisting of salary and incentive pay. Incentive pay is awarded only when certain Company and business unit objectives and individual performance objectives are met. The second type was long-term equity compensation. This consisted of stock options and restricted stock awards. The value of these awards depends upon Company performance as reflected in future stock values.

     The base salaries, incentive pay and long term compensation provided in 2001 in accordance with the compensation incentives formulated in late 2000 is set forth on the following page.

     BASE SALARIES

     Overall, the base salaries paid to the Company's executive officers during 2001 were competitive with the median salaries in both the utility industry and a blend of utility and general industry.

     INCENTIVE PAY

     For 2001, the cash bonuses paid to all executives were based on weighted performance objectives the Committee established at the beginning of the year. These were based primarily on 2001 earnings and corporate and business unit strategic goals.

     The Committee assessed the attainment levels of the several objectives in early 2002 and factored these assessments into a formula that included predetermined opportunity percentages based upon each executive's salary. Except for Mr. Post, who is discussed separately below, the Committee approved 2001 incentive payments near the maximum levels due to Company performance.

LONG-TERM COMPENSATION

     The Committee believes that management's performance is ultimately judged by the delivery of returns to shareholders in the form of share price appreciation and dividends over time. To achieve this, the Committee intends that grants of stock options and restricted stock serve as significant pieces of the total compensation package for officers and key management employees of the Company and its subsidiaries.

     The Committee believes that senior management of the Company and its subsidiaries should have a significant, ongoing personal investment in the Company. To that end, restricted stock grants, besides being compensatory in nature, have been used to encourage the attainment and retention of targeted levels of individual stock ownership by conditioning their vesting upon ownership of certain numbers of shares for predetermined periods of time.

     A selected committee currently consisting of Ms. Grant and Messrs. Herberger and Jamieson administers the Company's stock-based compensation plans. This committee determines the size of awards in part by assessing competitive grant practices for comparable positions and allocating equity awards based on the executive's contributions to the organization. Value to the executive is determined through the stock option component only when the Company's stock price appreciates above the price at grant. The total value of restricted stock grants is based on the value of the stock at the end of the vesting period.

CEO COMPENSATION

     In 2001, Mr. Post's salary as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of APS remained at $600,000. This was not increased from November 2000.
Consistent with the Committee's compensation philosophy discussed above, the Committee emphasizes reward-for-performance through incentive pay, stock options and restricted stock grants to Mr. Post. The Committee awarded Mr. Post the incentive compensation reflected as a 2001 Bonus in the Summary Compensation Table on page 15 in recognition of his exceptional performance in 2001. Approximately sixty percent of this incentive compensation award was based on the attainment of the performance objectives discussed under "Incentive Pay" above. The balance of the incentive compensation award reflected the Committee's expanded evaluation of Mr. Post's contribution to the Company's overall performance and success during 2001.

     During 2001 Mr. Post was also granted the restricted stock awards and stock options reflected in the Summary Compensation Table on page 15. These awards are intended to meet the Committee objectives described under "Long-Term Compensation" above.

ONGOING COMMITTEE ACTIVITIES IN 2001

     In 2001, the Committee retained an outside consultant to evaluate thoroughly the Company's historical and prospective executive compensation policies to assist in determining appropriate executive compensation practices for 2002 and beyond. This comprehensive review led to the formulation of a focused strategy for maximizing shareholder value in an evolving electric utility industry. As part of this strategy, the Board of Directors agreed with the Committee's recommendation to adopt the 2002 Long-Term Incentive Plan. As discussed in detail on pages 20 - 26, the Board is requesting shareholder approval of this plan. If approved by the shareholders, the 2002 Long-Term Incentive Plan will replace the Company's existing stock incentive plan. This Plan will give the Committee greater flexibility in structuring executive compensation packages that focus primarily on longer-term performance objectives.

     The Committee will continue to review, monitor, and evaluate the Company's executive compensation programs. The Committee will, as appropriate, monitor compensation to assure that it effectively supports Company strategy, is competitive in the marketplace to attract, retain, and motivate superior performance, and appropriately rewards creation of value for the Company's shareholders.

TAX CONSIDERATIONS

     Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as "performance-based." While the Committee strongly believes in rewarding performance through the bonus and equity participation programs, certain features of these programs do not fit the law's definition of "performance-based," and therefore limited amounts of compensation may not be deductible.

COMMITTEE CHAIRMAN                          COMMITTEE MEMBERS
Pamela Grant                                Michael L. Gallagher
                                            Roy A. Herberger, Jr.
                                            William S. Jamieson, Jr.
                                            Robert G. Matlock

                             EXECUTIVE COMPENSATION


     The following tables on compensation and stock options relate to the five most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION AWARDS
                                          ANNUAL COMPENSATION        ---------------------------------------
                                       -------------------------     RESTRICTED
                                                                        STOCK                  ALL OTHER
       NAME AND POSITION               YEAR    SALARY      BONUS      AWARDS(1)   OPTIONS   COMPENSATION (2)
       -----------------               ----    ------      -----      ---------   -------   ----------------
WILLIAM J. POST                        2001   $600,000   $900,000     $548,730     65,000       $34,004
  CHAIRMAN OF THE BOARD AND CEO        2000   $519,000   $540,000     $572,390     65,000       $21,107
                                       1999   $502,500   $418,455     $259,921    107,500       $26,693

WILLIAM L. STEWART                     2001   $464,000   $390,521(3)  $306,022     26,250       $32,499
  PRESIDENT, PWE AND GENERATION        2000   $464,000   $526,812     $319,218     26,250       $27,747
  OF APS                               1999   $464,000   $290,073     $190,609     17,500       $38,088

JACK E. DAVIS                          2001   $432,817   $337,503     $306,022     26,250       $28,966
  PRESIDENT                            2000   $396,253   $268,231     $319,218     46,250       $17,000
                                       1999   $310,000   $160,394     $190,609     17,500       $21,046

JAMES M. LEVINE                        2001   $328,338   $267,944(3)  $109,746     13,000       $42,339
  EXECUTIVE VICE PRESIDENT,            2000   $320,004   $178,924     $114,478     13,000       $24,143
  GENERATION OF APS                    1999   $267,501   $217,002     $ 69,312     10,000       $28,948
  COO OF PWE

ARMANDO B. FLORES                      2001   $234,170   $124,254     $ 97,083     11,500       $19,220
  EXECUTIVE VICE PRESIDENT,            2000   $230,004   $111,828     $101,269     11,500       $14,436
  CORPORATE BUSINESS SERVICES          1999   $206,668   $116,014     $ 60,648      8,750       $16,723

----------
(1) The value of the restricted stock is based on the closing price of the Company's common stock on the date the restricted stock was granted. Except as described for Messrs. Davis and Stewart in the following sentence, the restrictions lapse on restricted stock awards upon (i) the passage of three years from the date of grant or upon retirement after the age of 60 and
     (ii) the holding of certain numbers of unrestricted shares for certain periods of time, as determined at the time of grant. During 2001, Messrs. Davis and Stewart each received 2,000 shares of restricted stock that vested upon the date of grant. Any dividends paid on restricted stock will be held by the Company until the restrictions lapse. The number and value (at market) of aggregate restricted shareholdings as of the end of 2001 were: Mr. Post - 33,500 shares, $1,401,975; Mr. Stewart - 16,000 shares, $669,600; Mr. Davis - 14,000 shares, $585,900; Mr. Levine - 7,200 shares,
     $301,320; and Mr. Flores - 6,350 shares, $265,747.

(2) The amounts in this column for 2001 consist of Company matching contributions to the Company's employees' savings plan: Mr. Post - $5,100, Mr. Davis - $5,100, Mr. Levine - $4,760, and Mr. Flores - $5,058; the above-market portion of interest accrued under a deferred compensation plan: Mr. Post - $22,409, Mr. Stewart - $10,527, Mr. Davis - $23,866, Mr.
     Levine - $35,492, and Mr. Flores - $10,474; life insurance premiums (and gross-up on the premium for Mr. Stewart) paid by the Company for: Mr. Post
     - $6,495,  Mr.  Stewart - $21,972,  Mr.  Levine - $2,087,  and Mr. Flores -
     $3,688.

(3) This amount includes incentive payments totaling $87,500 based upon Palo Verde Nuclear Generating Station's maintenance of specified federal and nuclear oversight program ratings.

                      OPTION GRANTS, EXERCISES AND HOLDINGS

     The following tables provide information relating to option grants, exercises and holdings for each of the executive officers named in the summary compensation table.

                              OPTION GRANTS IN 2001

                                        PERCENTAGE OF TOTAL
                      OPTIONS GRANTED    OPTIONS GRANTED TO                                         GRANT DATE
                          IN 2001         ALL EMPLOYEES IN     EXERCISE PRICE                        PRESENT
        NAME            (SHARES)(1)             2001            (PER SHARE)     EXPIRATION DATE      VALUE(2)
        ----            -----------             ----            -----------     ---------------      --------
William J. Post            65,000              14.63%              $42.55          11/13/2011        $574,801

William L. Stewart         26,250               5.91%              $42.55          11/13/2011        $232,131

Jack E. Davis              26,250               5.91%              $42.55          11/13/2011        $232,131

James M. Levine            13,000               2.93%              $42.55          11/13/2011        $114,960

Armando B.  Flores         11,500               2.59%              $42.55          11/13/2011        $101,696

----------
(1) Options vest annually in installments of 33% per year beginning on the first anniversary of the date of grant. All options not already exercisable will become exercisable if an individual retires on or after the age of 60 or in the discretion of the plan committee under certain circumstances. No SARs have been granted.

(2) The Black-Scholes option-pricing model was chosen to estimate the present value. The basic assumptions used in the model were expected volatility of 27.66%; risk-free rate of return of 4.08%; dividend yield of 3.70%; and time to exercise of five years.

                  OPTION EXERCISES IN 2001 AND YEAR-END VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         SHARES                        OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(2)
                       ACQUIRED ON       VALUE        ----------------------------   ----------------------------
NAME                    EXERCISE      REALIZED(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    --------      -----------     -----------    -------------   -----------    -------------
William J. Post               0              --         162,167         162,833       $1,048,685      $ 125,622
William L. Stewart        5,834        $ 88,842          37,083          49,583       $   60,861      $  41,961
Jack E. Davis            12,501        $236,160          41,583          62,916       $   70,311      $ 237,823
James M. Levine               0              --          34,001          24,999       $  208,431      $  23,977
Armando B.  Flores        4,917        $ 84,339          17,750          22,083       $   32,727      $  20,984

----------
(1) Value of options exercised is the market value of the shares on the exercise date minus the exercise price.

(2) The value of unexercised options equals the market value of Company common stock on December 31, 2001 ($41.85 per share) minus the exercise price of options.

                             EXECUTIVE BENEFIT PLANS


EMPLOYEES' RETIREMENT PLAN AND SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN.

     The following table illustrates the annual benefits, calculated on a straight-life annuity basis, that would be provided under the Company Employees' Retirement Plan and the Supplemental Excess Benefit Retirement Plan to the Company's officers retiring at age 65 or later at the indicated compensation and years of service levels.

                                       YEARS OF SERVICE
AVERAGE ANNUAL      -------------------------------------------------------
COMPENSATION (A)       5(B)            10             20         25 OR MORE
----------------    ----------     ----------     ----------     ----------
$  100,000          $   15,000     $   30,000     $   50,000     $   60,000
   200,000              30,000         60,000        100,000        120,000
   300,000              45,000         90,000        150,000        180,000
   400,000              60,000        120,000        200,000        240,000
   500,000              75,000        150,000        250,000        300,000
   600,000              90,000        180,000        300,000        360,000
   700,000             105,000        210,000        350,000        420,000
   800,000             120,000        240,000        400,000        480,000
   900,000             135,000        270,000        450,000        540,000
 1,000,000             150,000        300,000        500,000        600,000
 1,100,000             165,000        330,000        550,000        660,000
 1,200,000             180,000        360,000        600,000        720,000
 1,300,000             195,000        390,000        650,000        780,000
 1,400,000             210,000        420,000        700,000        840,000
 1,500,000             225,000        450,000        750,000        900,000

----------
(a) Compensation under the Employees' Retirement Plan consists solely of base salary up to $170,000 (as adjusted for cost-of-living), including any amounts voluntarily deferred under the Company's 401(k) plan and salary reduction contributions under the Company's flexible benefits plan and its qualified transportation arrangement under Section 132(f) of the Internal Revenue Code. The Employees' Retirement Plan does not include amounts voluntarily deferred under other deferred compensation plans, bonuses or incentive pay. The Supplemental Excess Benefit Retirement Plan does include, subject to certain exceptions, these additional components of compensation plus base salary beyond the $170,000 limit.

(b) Although years of service begin accumulating on the date of employment, benefits do not vest until the completion of five years of service.

     The Company's Supplemental Excess Benefit Retirement Plan provides enhanced benefits. Benefits payable under this plan that are in excess of the benefits payable under the Employees' Retirement Plan (as a qualified defined benefit pension plan, the Employees' Retirement Plan is limited pursuant to the Internal Revenue Code) are payable from the general assets of the Company. The number of credited years of service for each of the individuals named on page 15 and their 2001 remuneration covered by the Company's plans and individual employment agreements are as follows: Mr. Davis - 29 years, $770,319; Mr. Flores - 18 years, $358,424 (see description of

Mr. Flores' employment agreement below); Mr. Levine - 12 years, $508,781; Mr. Post - 29 years, $1,500,000; and Mr. Stewart - 8 years, $767,021 (see description of Mr. Stewart's employment agreement below). The amounts shown in the table on the preceding page are not expected to be subject to any reduction or offset for Social Security benefits or other significant amounts.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     Under an employment agreement between Mr. Stewart and APS, Mr. Stewart has agreed to continue full-time employment with APS through December 31, 2002. Mr. Stewart receives 2,000 shares of Company stock annually under this employment agreement. In addition, APS agreed to provide to Mr. Stewart a line of credit up to $1.2 million, drawable annually in $400,000 increments with interest payable at 7.5%; deferred payments of $400,000 per year beginning in 2000 and ending in 2002, which are credited with interest payable at 9% and payable in a lump sum in 2003; and two additional payments of $400,000, one on January 3, 2003, and the other on January 3, 2004. The agreement further provides that Mr. Stewart's pension benefit will be 80% of his average monthly wage on the date of his retirement. If Mr. Stewart terminates employment for any reason, including death or disability, prior to December 31, 2002, the line of credit, deferred payments and the two additional payments will be forfeited, and the outstanding amounts under the line of credit, if any, will be due and payable within 10 days. In that event, his pension will be calculated by adding a base amount of 20% of his average monthly wage (as determined by the highest 36 consecutive months) and 10% of his average monthly wage for each year of service up to a maximum of 100% of his average monthly wage.

     In July 1995, APS entered into an agreement with Mr. Flores crediting him with an additional 8 years of service for purposes of determining the amount of benefits payable under the Company's Supplemental Excess Benefit Retirement Plan. The additional years of service may be revoked if Mr. Flores' employment is terminated for cause, as determined in the sole discretion of the APS Board of Directors. Mr. Flores' credited years of service disclosed on page 17 include these 8 additional years.

     The Company has entered into identical severance agreements with each of its executive officers. The Company intends that these agreements provide stability in its key management in the event the Company experiences a change of control. The agreements provide for certain payments if, during the two-year period following a change of control of the Company, the Company involuntarily terminates the officer's employment or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment. The termination payment, if required, is an amount equal to three times the sum of the executive's annual salary at termination plus an annual bonus, as determined by an average over the last four years preceding termination. In addition, the executive is entitled to continued medical, dental and group life insurance benefits at a shared cost for three years, the termination is treated as a normal termination under the Company's stock option and benefit plans, and outplacement services are provided. If Section 4999 of the Internal Revenue Code imposes an excise tax on all or part of the total payments, the agreement further provides for an additional gross up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments. "Change of control" includes: (1) an unrelated third party's acquisition of 20% or more of the Company's or APS' voting stock;
(2) a merger or consolidation  where either the

Company or APS combines with any other corporation such that the Company's or APS' outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third party acquires more than 20% of the voting stock of the Company or APS; (3) the shareholders of either the Company or APS approve a sale, transfer or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 1999, no longer comprise at least 2/3 of the Company's or APS' Board of Directors. For purposes of this latter provision, a person elected to either Board after July 31, 1999, is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a 2/3 vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors. No severance benefits will be payable to an officer whose termination is due to retirement, disability, death, voluntary termination, or for "cause" as defined in the agreements. Each of the agreements terminates on December 31st of each year upon six months' advance notice by the Company to the officer; if the six months' advance notice is not given, the agreements will continue for successive one-year periods until the notice is given.

     Effective January 1, 1992, the Company established a deferred compensation plan for directors and officers of the Company pursuant to which amounts deferred are credited with interest at rates determined by the plan committee appointed by the Board. Effective January 1, 1996, the Company established a revocable trust to fund the benefits under the deferred compensation plan and certain other benefits. Upon the occurrence of a "change of control" within the meaning of the plan and trust, the interest rate under the plan shall be the enhanced rate established by the plan committee, the trust will become irrevocable and the Company will be required to fully fund the benefits earned under the deferred compensation plan within 60 days after the occurrence of that event. The "change of control," for purposes of the plan and trust, is defined in the same manner as the "change of control" definition contained in the severance agreements described above.

             PROPOSAL 2 - APPROVAL OF 2002 LONG-TERM INCENTIVE PLAN

BACKGROUND

     The Company is seeking shareholder approval of a long-term incentive plan to replace a similar plan adopted by shareholders in 1994. The 1994 Long-Term Incentive Plan has been effective in attracting top executive talent and encouraging outstanding performance and shareholder return, but the plan is running out of approved shares for distribution. Thus, in keeping with the Company's philosophy to attract, retain and reward qualified individuals critical to the Company's success, the Board of Directors requests approval of the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "2002 Plan").

     Currently, most of the Company's long-term compensation incentives are granted under the 1994 Plan. The 1994 Plan allows the Company to grant ownership status through stock options, restricted stock and other stock-based incentives to its key employees. If approved by the Company's shareholders, the 2002 Plan (described below) would replace the 1994 Plan. The Board believes this would be in the best interest of the Company and its shareholders for the following reasons:

* The 2002 Plan will support the achievement of the Company's business objectives by providing stock-based incentives that motivate key leaders to effectively devise and implement the Company's longer-term objectives and to clearly link -- more directly -- their compensation to long-term shareholder value. Like the 1994 Plan, awards under the 2002 Plan will be designed to retain, reward, and motivate participants to contribute to the Company's continued success and to encourage their ownership of the Company's stock.

* The Board's Human Resources Committee recommended the adoption of the 2002 Plan following a comprehensive review of the Company's compensation practices in the context of an evolving electric utility industry. As a result, the 2002 Plan gives the Company greater flexibility than the 1994 Plan. For example, the 2002 Plan provides for common stock awards based on the achievement of stock ownership and performance goals. The 1994 Plan does not provide for this incentive tool, which promotes stock ownership and the attainment of Company goals.

* The 2002 Plan is designed so that awards payable to certain Company executives will be fully tax-deductible for the Company. See "Special Provisions Applicable to Covered Employees" below. Certain awards payable under the 1994 Plan do not qualify for this favorable tax treatment.

* As stated above, the 1994 Plan is running out of shares. Approximately 410,000 shares of the Company's stock are available for options, restricted stock, and other equity-based grants under the 1994 Plan. This represents less than one-half of one percent (0.5%) of the Company's outstanding stock.

GENERAL

     If approved by the Company's shareholders, the 2002 Plan would allow the following long-term compensation incentives to be granted:

     *    Performance Shares;

     *    Stock Ownership Incentive Awards; and

     *    Non-qualified Stock Options.

     The material features of the 2002 Plan are described below. A copy of the 2002 Plan is also attached to this proxy statement as APPENDIX B beginning on page 36.

ADMINISTRATION

     The 2002 Plan is administered by a committee of outside Directors appointed by the Board. The committee determines the individuals to whom awards are granted and the number of shares each individual receives. The committee interprets the 2002 Plan, determines the terms of each award and makes all other administrative decisions regarding the Plan. The committee may accelerate the vesting or exercise period of an award.

NUMBER OF SHARES

     The Company has reserved, subject to shareholder approval of the 2002 Plan, 6,000,000 shares of common stock for issuance under the 2002 Plan. No more than 1,800,000 of these shares may be issued in relation to Performance Share Awards and Stock Ownership Incentive Awards. The shares of common stock issued under the 2002 Plan will include newly-issued shares, treasury shares or shares purchased on the open market. If any shares of common stock subject to an award are not issued and cease to be issuable for any reason, the shares will no longer be charged against the 2002 Plan's maximum share limitation and may be used for future awards. In the event of certain corporate reorganizations, recapitalizations or other specified corporate transactions affecting the Company or its common stock, appropriate adjustments will be made to the 2002 Plan. These adjustments include the number of shares available under the 2002 Plan, the maximum share limitations and the number of shares and prices under outstanding awards at the time of the event.

     If the Company's shareholders approve the 2002 Plan, no further grants will be made under the 1994 Plan, other than awards for the issuance of up to 20,000 shares of stock under the 1994 Plan to satisfy existing stock-award obligations to certain executives. The 1994 Plan is currently the only plan under which the Company may grant stock incentive awards to its employees.

     The closing price of the Company's common stock on the New York Stock Exchange on March 22, 2002 was $43.91 per share.

ELIGIBILITY

     All employees of the Company, its subsidiaries, and any other entity in which the Company or its subsidiaries has a significant equity or other interest, as determined by the committee, are eligible to be granted awards under the 2002 Plan. The committee has sole discretion to select the 2002 Plan participants from among eligible employees. It is anticipated that approximately 150 persons will participate in the 2002 Plan in any year. A participant may receive awards under the 2002 Plan while prior awards held by the participant are still outstanding.

TYPES OF AWARDS

     PERFORMANCE SHARES

     Performance Share Awards entitle eligible recipients to receive a specified number of shares of common stock upon the achievement of pre-established performance goals set by the committee. Individual performance share grants also are expected to provide cash payments equal to the dividends, plus interest, that the award recipient would have received on the common stock issued in connection with the Performance Share Award if the recipient had owned the common stock from the date of the Performance Share grant. The maximum number of shares of common stock that may be issued under Performance Share Awards and Stock Ownership Incentive Awards may not exceed 1,800,000, or 30 percent of the shares of common stock available for issuance under the 2002 Plan. The maximum possible Performance Share grant to any participant in any single calendar year is 120,000 shares of common stock.

     For Performance Share Awards payable to a "covered employee" intended to qualify as "performance-based compensation," the performance goals will be objectively measured as described below under the caption, "Special Provisions Applicable to Covered Employees." Although subject to change, the committee currently anticipates using the Company's earnings per share growth rate as compared to the earnings per share growth rate of the S&P Electric Utilities Index over the applicable performance periods as the performance criteria for Performance Shares.

     STOCK OWNERSHIP INCENTIVE AWARDS

     Stock Ownership Incentive Awards entitle eligible recipients to receive a number of shares of common stock equal to a specified percentage of the number of shares held by the award recipient during the award period. Stock Ownership Incentive Awards will be conditioned upon:

     * the award recipient attaining a required level of stock ownership, based upon the recipient's position and salary or as otherwise determined by the committee; and

     *    the achievement of performance goals pre-established by the committee.

     As noted above, the maximum number of shares of common stock that may be issued under Stock Ownership Incentive Awards and Performance Share Awards may not exceed 1,800,000, or 30 percent of the shares of common stock available for issuance under the 2002 Plan. No more than 15,000 shares of common stock may be issued to any participant in any single calendar year for a Stock Ownership Incentive Award.

     For Stock Ownership Incentive Awards payable to a "covered employee" intended to qualify as "performance-based compensation," the performance goals will be objectively measured as described below under the caption, "Special Provisions Applicable to Covered Employees." Although subject to change, the committee currently anticipates using the Company's earnings from continuing operations over the applicable performance periods as the performance criteria for Stock Ownership Incentive Awards.

     STOCK OPTIONS

     Stock Options entitle an award recipient to purchase shares of common stock, subject to vesting and other terms and conditions approved by the committee. The 2002 Plan authorizes the committee to grant non-qualified Stock Options. No individual may be granted Stock Options covering more than 600,000 shares in any one year.

     The committee currently expects to grant performance-accelerated stock options to award recipients. Performance-accelerated stock options entitle eligible employees to purchase shares of common stock at prices specified in the individual Stock Option grant, subject to special vesting schedules that may be accelerated upon the achievement of pre-established performance targets established by the committee. For example, a Stock Option that would ordinarily fully vest over a three-year period would fully vest over a two-year period if multiple performance targets were met. Although subject to change, the committee currently anticipates using the Company's earnings per share growth rate as compared to the earnings per share growth rate of the S&P Electric Utilities Index over specified target periods as the performance criteria for accelerating the vesting periods of performance accelerated stock options.

     The option exercise price for any Stock Options granted under the 2002 Plan may not be less than 100 percent of the fair market value of the common stock at the time of grant. The option holder must pay the exercise price in cash or, at the discretion of the committee, in common stock with an equivalent market value, or in a combination of cash and common stock. No Stock Option may have a term greater than 10 years, and no Stock Option may be repriced during its term.

SPECIAL PROVISIONS APPLICABLE TO COVERED EMPLOYEES

     The 2002 Plan is designed to take into account Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to "covered employees," which consist of the chief executive officer and the four other most highly compensated officers of a public company. However, certain types of "performance-based compensation" are exempt from this deduction limit. In granting awards to covered employees intended to qualify as performance-based compensation, the committee must use objective performance criteria that take into account the business or financial goals of the Company. The performance goals will be based upon one or more of the following: the Company's earnings per share growth compared to a comparative group of S&P Electric Utilities; earnings; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits;

earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance; as well as one or more of the following operational measures: safety; environment; and minimizing customer price per kilowatt hour. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.

     At the time of establishing a performance goal, the committee will determine how the performance goal will be calculated. In so doing, the committee may exclude the impact of certain specified events from the calculation of the performance goal. For example, if the performance goal was earnings per share, the committee could, at the time this performance goal was established, specify that earnings per share be calculated without regard to any subsequent change in accounting standards required by the Financial Accounting Standards Board.

     While the Company believes that compensation payable under the 2002 Plan will be deductible for federal income tax purposes, under certain circumstances, compensation may be payable which does not qualify for this exemption and therefore will be subject to the deduction limit of Section 162(m) of the Code. By approving the 2002 Plan, the shareholders will be approving, among other things, the issuance of the Company's common stock and the performance goals, eligibility requirements and award limits contained in the 2002 Plan.

TERM AND AMENDMENT

     The Board of Directors  may at any time  terminate or modify the 2002 Plan,
except  that  no  amendment  may  be  made  without  further   approval  of  the
shareholders if the amendment would:

*    result in modifications which by law require shareholder approval;

* permit the granting of Stock Options with option exercise prices below fair market value; or

* increase the number of shares of common stock that may be issued under the 2002 Plan (except for adjustments relating to corporate reorganizations, recapitalizations or other specified corporate transactions affecting the Company or the common stock, as described above under the caption, "Number of Shares").

     The 2002 Plan will be subject to shareholder approval again in 2007 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2002 Plan. The 2002 Plan will terminate on March 19, 2012, subject to earlier termination or amendment by the Board of Directors. Awards outstanding at the termination of the 2002 Plan will not be affected by such termination.

FEDERAL INCOME TAX CONSEQUENCES

     The  following  is  a  general   description  of  the  federal  income  tax
consequences to participants and the Company relating to awards that may be granted under the 2002

Plan. This discussion is not intended to be a comprehensive discussion of all tax consequences relating to awards.

     PERFORMANCE SHARE AWARDS AND STOCK OWNERSHIP INCENTIVE AWARDS

     The recipient of a Performance Share Award or a Stock Ownership Incentive Award does not recognize income at the time the award is granted. However, at the time that a stock payment is actually or constructively received by a recipient pursuant to the terms of the above-mentioned awards, the recipient will recognize income equal to the fair-market value of the stock actually or constructively received. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction will be claimed in the same year this compensation is included in the recipient's income.

     STOCK OPTIONS

     Although an option recipient does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the option recipient's exercise of a non-qualified stock option, the Company or one of its subsidiaries will be entitled to deduct as compensation an amount equal to the amount included in the option recipient's gross income. The deduction will be taken in the Company's taxable year in which the option is exercised.

     If the optionee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

     1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

     2. To the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered and the holding period of the New Shares received will include the holding period of the Old Shares surrendered.

NEW PLAN BENEFITS

     The Company cannot at this time determine what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the 2002 Plan if the shareholders approve the 2002 Plan. Such determinations are subject to the discretion of the committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 LONG-TERM INCENTIVE PLAN.

                        PROPOSAL 3 - SHAREHOLDER PROPOSAL

   THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENT OF THIS SHAREHOLDER PROPOSAL
                            OR SUPPORTING STATEMENT.

The Company has been advised that the Arizona Safe Energy Coalition (owner of record of 63.754 shares), c/o Betty Schroeder, 5349 West Bar X Street, Tucson, Arizona 85713 intends to present the following proposal at the 2002 Annual Meeting. The proposal and supporting statement are set forth below. The Board of Directors opposes this proposal for the reasons stated on pages 28 - 29.

WHEREAS:

We believe the economic and environmental interests of stockholders and the public could be improved by Pinnacle West Capital Corporation and Arizona Public Service Company (The Company) more aggressively implementing energy efficiency, renewable energy and end-use planning;

Global warming, acid rain, urban smog, groundwater pollution and nuclear waste will be reduced by the greater use of energy conservation and renewable energy sources;

The Kyoto Protocol (reducing greenhouse gases) goals will be more efficiently met through uses of renewable energy and improved energy efficiency;

Energy efficiency and some renewable energy sources are already competitively priced, and all are environmentally superior to our present use of coal, oil and nuclear fuels;

Growing threats of terrorism regarding nuclear power plants and their stores of on-site irradiated fuel cause great public anxiety, and call for nuclear generation to be phased out as soon as reasonably possible;

Present generation at Palo Verde Nuclear Generating Station (PVNGS) utilizes huge quantities of water, both reclaimed sewage (20 billion gallons annually), and ground water (650 million gallons annually), causing concern that sabotage or disruption of reclaimed water could imperil the necessary cooling function, and that ground water aquifers may be lowered or adversely affected over the long term; and

We believe the Company needs to have an action plan in place for replacement power when PVNGS must be decommissioned; also the greater use of energy efficiency and renewable energy sources would be economically advantageous in avoiding costs of building expensive new generating facilities (that result in difficult-to-amortize capital costs, especially in this new competitive climate);

     THEREFORE the shareholders request the Board of Directors of Pinnacle West Capital Corporation and Arizona Public Service Company to prepare a report for shareholders within 6 months, with in-depth discussion of the Company's efforts to expand energy conservation, reduce energy waste, utilize more renewable energy sources, implement least cost energy planning, minimize wasteful uses of water, reduce radioactive waste, reduce carbon emissions and minimize environmental damage in all Company operations.

SUPPORTING STATEMENT

November 6, 2001, 73% of San Francisco voters approved a proposition to authorize the city to install solar and wind sources of electricity for city and county buildings. Pinnacle West should take this challenge for similar leadership in energy innovation in Arizona.

In our opinion, the Company's annual Environment, Health and Safety report gives lip service but no substance to some of the subjects requested above. It is commendable that Pinnacle West is working on a few solar applications as an alternative to nuclear, coal and oil technologies. Since there is enthusiastic public support for these safer, cleaner technologies (especially in a state gifted with superior sources of sun and wind), we urge the Company to explain how they plan to expand this safe energy approach. No Pinnacle West Annual Report (through 2000) has even mentioned the Company's interest or plans for promoting solar or other alternate energy options. Shareholders would welcome a more aggressive Company policy toward these alternatives.

We invite your vote FOR this proposal.


BOARD OF DIRECTORS' STATEMENT AGAINST SHAREHOLDER PROPOSAL

     The Arizona Safe Energy Coalition, the proponent of this proposal, presented a virtually identical proposal at the Company's 2000 Annual Meeting. The Board of Directors included a detailed statement in opposition to that proposal in the 2000 proxy statement. Over 93% of the shareholders voting on this matter at the 2000 Annual Meeting rejected the proposal.

     We actively support environmental planning and stewardship. As a result of our numerous environmental, conservation and safety efforts, much of the requested information is readily available in multiple reports and filings at the Nuclear Regulatory Commission, the Arizona Corporation Commission, and other agencies. The APS Environment, Health and Safety Annual Report directly addresses many of the matters referenced in the proposal. Additionally, our annual reports regularly report on our environmental stewardship and, contrary to the proponent's assertion, our 1997 annual report specifically discussed our solar vision and plans.

     In addition to the matters raised by the proponent in its 2000 proposal, the current proposal alludes to potential terrorist threats to nuclear power plants and a San Francisco energy initiative regarding solar and wind power. On these items, we add this information:

     APS is a co-owner and the operator of the Palo Verde Nuclear Generating Station. As a specific condition of obtaining and maintaining its operating license, APS is charged with the highest vigilance for the security and public health and safety of all citizens and employees. This obligation is subject to ongoing regulatory review, evaluation and scrutiny. Following the September 2001 terrorist attacks, APS implemented even stricter security measures at Palo Verde.

     As a leader in enlisting customers to use solar-generated electricity, APS continues to expand its Solar Partners Program, which now serves approximately 2,500 customers in Arizona. If a specific solar energy proposal, such as the San Francisco initiative, is considered and approved by Arizona voters as a wise choice for Arizona, we stand ready to work with local officials to foster further development of solar energy with cities and towns.

     Because of the largely duplicative nature of the request for a report on these subjects, the Board believes that this shareholder proposal is not in the best interests of the Company's shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (the "Board"), the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the Company's financial reporting process, including the quality and integrity of the Company's financial reports and system of internal controls. During the 2001 fiscal year, the Audit Committee met three (3) times.

     In discharging its oversight responsibility as to the audit process, the committee obtained from Deloitte & Touche LLP, the Company's independent auditor, a formal written statement describing all relationships between the auditor and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The committee discussed with the auditor any relationships that may impact the auditor's objectivity and independence and satisfied itself as to the auditor's independence. The committee also discussed the quality and adequacy of the Company's internal controls with the Company's director of audit services, management, and the independent auditor.

     The committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. The committee also discussed the results of internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with the Company's director of audit services, management and the independent auditor. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing and rendering an opinion on those financial statements. The committee's responsibility is to monitor these processes.

     Based on the above-mentioned review and discussions with management and the independent auditor, the committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditor, and the Board concurred in such recommendation.


COMMITTEE CHAIRMAN                COMMITTEE MEMBERS
Martha O. Hesse                   Edward N. Basha, Jr.
                                  Pamela Grant
                                  Humberto S. Lopez
                                  Bruce J. Nordstrom

                                  OTHER MATTERS

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company's executive officers. None of the members of the Human Resources Committee is or has been an employee of the Company. The section entitled "Business Relationships" below provides information regarding Mr. Gallagher and Mr. Matlock, each of whom is a member of the Human Resources Committee.

BUSINESS RELATIONSHIPS

     Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy, PA, a law firm which provided legal services to the Company in 2001 and which will provide such services in 2002. The Company has a consulting agreement with Robert G. Matlock & Associates, Inc., of which Mr. Robert G. Matlock is President and Chief Executive Officer and fifty percent owner. During 2001, the Company paid this company $20,300 for consulting services and expenses relating to the Company's nuclear operations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company receives and reviews copies of such reports. Based solely on this review, the Company believes that its directors, officers, and greater than 10% beneficial owners complied with their respective Section 16(a) 2001 reporting requirements on a timely basis.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company anticipates that Deloitte & Touche LLP, independent certified public accountants, will examine the Company's financial statements for the year ending December 31, 2002. The Company expects that representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     AUDIT FEES

     The aggregate fees billed for Deloitte & Touche LLP services rendered for the audit of the Company's annual financial statement for 2001 and for review of financial statements included in Forms 10-Q were $874,322.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP rendered no services or bills for financial information systems design and implementation in 2001.

     ALL OTHER FEES

     The aggregate fees billed for Deloitte & Touche LLP services rendered for all other services in 2001 were $464,134, including $339,539 for audit-related services and $124,595 for other services.

NOMINATIONS TO THE BOARD

     A shareholder wishing to propose the nomination of an individual for election to the Company's Board of Directors must submit his or her recommendation to the Company in writing, and in accordance with the applicable provisions of the Company's Articles of Incorporation and Bylaws. The Office of the Secretary must receive such recommendations no later than November 22, 2002. Copies of the Company's Articles of Incorporation and Bylaws are available upon written request to the Office of the Secretary. The Company suggests that proponents submit their proposals to the Office of the Secretary by Certified Mail -- Return Receipt Requested.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders who intend to have their proposals considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of the Company's shareholders and who wish to present the proposal at that meeting must submit the proposal in accordance with the applicable rules of the Securities and Exchange Commission. The Company must receive the proposal at its principal executive offices on or before December 10, 2002. Shareholders who intend to present proposals at the 2003 Annual Meeting but do not wish them included in the proxy statement and form of proxy must submit the proposal by the close of business on February 21, 2003, but not earlier than January 22, 2003, in accordance with the applicable provisions of the Company's Bylaws, a copy of which is available upon written request to the Office of the Secretary. If a shareholder submits a proposal after the close of business on February 21, 2003, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2003 Annual Meeting. The Company suggests that proponents submit their proposals to the Office of the Secretary by Certified Mail -- Return Receipt Requested.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

I.   GENERAL

          The Audit Committee is a committee of the Board of Directors of the Company. Its primary function is to assist the Board of Directors in overseeing the Company's financial reporting process, including the quality and integrity of the Company's financial reports and system of internal controls. The Company's outside auditor is ultimately accountable to the Board of Directors and the Audit Committee.

II.  COMPOSITION

          The Audit Committee will consist of three or more directors. No member of the Audit Committee may have a relationship with the Company that may interfere with his or her exercise of independence from management and the Company. Each member must also satisfy any additional "independence" requirements established by the New York Stock Exchange from time to time. Each member must be financially literate, as the Company's Board of Directors interprets such qualification in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Company's Board of Directors interprets such qualification in its business judgment.

III. MEETINGS

          The Committee will meet at least three times annually, or more frequently as circumstances dictate. The Committee may meet for a portion of each meeting with the Company's management, the director of audit services, and the outside auditor, either collectively or individually, as warranted, and a portion of each meeting will be restricted to Committee members only.

IV.  AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

     1. Ensure open communication among the director of audit services, the outside auditor, management, and the Board of Directors.

     2. Evaluate the outside auditor and recommend to the Board of Directors the selection, and where appropriate, the replacement of the outside auditor.

     3. Ensure that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company, and take appropriate action to satisfy itself of the outside auditor's independence.

     4.   Review the compensation of the outside auditor.

     5. Review and concur in the appointment, replacement or dismissal of the director of audit services.

     6. Maintain an awareness of key financial reporting issues and review proposed changes in financial reporting principles affecting the Company.

     7. Inquire of management, the director of audit services, and the outside auditor about the significant risks or exposures to the Company and assess the steps management has taken to minimize these risks, including an annual review of the Company's insurance programs.

     8. Consider, in consultation with the outside auditor and the director of audit services, the audit scope and plan of the outside auditor and the internal auditors.

     9. Consider and review with the outside auditor and the director of audit services individually and collectively:

               (a)  The adequacy of the Company's internal controls, and

               (b) Any related significant findings and recommendations of the outside auditor and director of audit services, together with management's responses.

     10. Review with management and the outside auditor at the completion of the annual audit:

               (a)  The  Company's  annual  financial   statements  and  related
                    footnotes,

               (b) The outside auditor's audit of the financial statements and its report thereon,

               (c)  Any  serious   difficulties   or  disputes  with  management
                    encountered during the course of the audit, and

               (d) Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     11. Prepare in conjunction with management and legal counsel for inclusion in the Company's proxy statement any audit committee report required by Securities and Exchange Commission rules or regulations.

     12. Review management's monitoring of the Company's compliance with the Standards of Conduct policy.

     13. Review this Audit Committee Charter at least annually and, if appropriate, recommend changes to the Board of Directors.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Standards of Conduct policy.

          This Audit Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties, under applicable state law.

          Effective as of March 20, 2002.


                                             /s/ WILLIAM J. POST
                                             -----------------------------------
                                             Chairman of the Board of Directors


                                             /s/ MARTHA O. HESSE
                                             -----------------------------------
                                             Director and Chair of the Audit
                                             Committee of the Board of Directors

                                   APPENDIX B

                          2002 LONG-TERM INCENTIVE PLAN

1.   OBJECTIVES.

     The Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees of the Company. These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.   DEFINITIONS.

(A) "AWARDS" -- The grant of any form of stock option, performance share, or stock ownership incentive award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(B)  "AWARD  AGREEMENT" -- An agreement  between PNW and a Participant that sets
forth  the  terms,  conditions,   performance   requirements,   limitations  and
restrictions applicable to an Award.

(C) "BOARD" -- The Board of Directors of Pinnacle West Capital Corporation ("PNW").

(D)  "CAPITAL STOCK" OR "STOCK" -- PNW's common stock (no par value).

(E)  "CODE" -- The Internal Revenue Code of 1986, as amended from time to time.

(F) "COMMITTEE" -- The committee designated by the Board to administer the Plan and chosen from those of its members, each of whom qualify as (i) a "Non-Employee Director" of PNW as defined in Rule 16b-3(b)(3) (or any successor provision) under the Securities Exchange Act of 1934 and (ii) an "outside director" under section 162(m) (or any successor provision) of the Code and the regulations thereunder.

(G) "COMPANY" -- PNW or any of its subsidiaries (including subsidiaries of subsidiaries) or any other entity in which PNW or any of its subsidiaries has a significant equity or other interest, as determined by the Committee.

(H) "FAIR MARKET VALUE" -- The closing price of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the closing price of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

(I) "FISCAL YEAR" -- The fiscal year of PNW, as the same may be changed from time to time.

(J) "PARTICIPANT" -- An individual to whom an Award has been made under the Plan. Awards may be made to employees of PNW, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which PNW or any of its subsidiaries has a significant equity or other interest, as determined by the Committee.

(K) "PERFORMANCE PERIOD" -- A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in Section 5(d) shall be measured pursuant to the grant of Awards (whether such Awards take the form of stock options, performance share awards or stock ownership incentive awards). Performance Periods may overlap one another.

3.   CAPITAL STOCK AVAILABLE FOR AWARDS.

     Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted is six million (6,000,000). Shares of Capital Stock may be made available from the authorized but unissued shares of PNW, from shares held in PNW's treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to PNW in connection with the exercise of stock options, or withheld by PNW for the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4.   ADMINISTRATION.

     The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to rely in good faith upon any report or other information furnished to that member by any officer or other employee of PNW, any subsidiary, PNW's certified public accountants, or any executive compensation consultant or other professional retained by PNW to assist in the administration of the Plan.

5.   AWARDS.

     The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.

(A) STOCK OPTION -- A stock option is a grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right. No individual may be granted options to purchase more than 600,000 shares during any Fiscal Year. No stock option shall have a term of more than ten (10) years and no stock option may be repriced during its term. All stock options shall be non-qualified stock options.

(B)  PERFORMANCE   SHARE  AWARD  --  A  performance  share  award  is  an  Award denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under performance share awards and stock ownership incentive awards shall not exceed 1,800,000. Performance share awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods. The maximum possible performance share grant to any single participant in any Fiscal Year is 120,000 units.

(C) STOCK OWNERSHIP INCENTIVE AWARD -- A stock ownership incentive award is an award of stock if certain performance goals and stock ownership requirements are achieved. The maximum possible stock ownership incentive award which may be made to any single participant in any Fiscal Year is 15,000 shares.

(D) PERFORMANCE CRITERIA UNDER SECTION 162(M) OF THE CODE FOR PERFORMANCE SHARE AWARDS, AND STOCK OWNERSHIP INCENTIVE AWARDS -- The performance criteria for performance share awards, and stock ownership incentive awards made to any "covered employee" (as defined in section 162(m) of the Code), and which are intended to qualify as "performance-based compensation" (as defined in section 162(m) of the Code), shall consist of objective tests based on one or more of the following: PNW's earnings per share growth compared to a comparative group of S&P Electric Utilities; earnings; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance; as well as one or more of the following operational measures: safety; environment; and minimizing customer price per kilowatt hour. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Satisfaction of stock ownership guidelines may also be a prerequisite to payment.

(E) DETERMINATIONS OF COMMITTEE -- Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code. No payments are to be made to a Participant if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a performance share award, or a stock ownership incentive award.

6.   PAYMENT OF AWARDS.

     Payment of Awards shall be made in the form stock and may include such restrictions as the Committee shall determine. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

7.   STOCK OPTION EXERCISE.

     The price at which shares of Capital Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate. In addition, the optionee may effect a "cashless exercise" of a stock option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to PNW, or otherwise in accordance with the rules and procedures adopted by the Committee.

8.   TAX WITHHOLDING.

     Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to PNW for the payment of, any and all federal, state and local tax withholding that in the opinion of PNW is required by law. PNW shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares of stock under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of PNW to satisfy all obligations for withholding of such taxes.

9.   TRANSFERABILITY.

     No Award shall be transferable, assignable, payable to, or exercisable by, anyone other than the Participant to whom it was granted, except (a) by will or the laws of descent and distribution, or (b) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee.

10.  AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN.

     The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the shareholders of PNW, to (a) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 12), (b) permit the granting of stock options with exercise prices lower than those specified in Section 5(a), (c) modify the Plan's eligibility requirements, or (d) change the performance criteria applicable to Covered Employees.

11.  TERMINATION OF EMPLOYMENT.

     If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement; provided, that if a Participant is covered by a Key Executive Employment and Severance Agreement ("KEESA") which entitles the Participant's termination to be treated as a "Normal Termination", if such termination occurs within two years following a Change of Control (as defined in such KEESA), the Award Agreement shall give such Participant at least those rights provided for in such KEESA.

12.  ADJUSTMENTS.

         In the event of any change in the outstanding Capital Stock of PNW by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares of Capital Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant set forth in Section 5, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments shall be made in the number and kind of shares, and the exercise, grant and conversion prices of the affected Awards (including adjustments to avoid fractional shares) to give proper effect to such event as may be deemed equitable by the Committee. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause PNW to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be adjusted to reflect such substitution or assumption.

13.  MISCELLANEOUS.

(A) Any notice to PNW required by any of the provisions of the Plan shall be addressed to the senior human resources officer of PNW in writing, and shall become effective when it is received.

(B) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(C) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(D) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any

Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(E) The Plan and each Award Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Arizona, County of Maricopa, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(F) The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder, and the Committee's determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(G) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(H) The Plan, as adopted by the Board on March 20, 2002, is subject to approval of the stockholders of PNW within 12 months of the date it was adopted. Awards may be granted prior to such approval, but no such Award may be exercised, vested or settled prior to such approval, and if such approval is not obtained, any such Award shall be void ab initio and of no force or effect. If such approval is obtained, no further awards shall be granted under the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan, other than awards providing for the issuance of up to 20,000 shares of stock to be used under such plan to satisfy PNW's obligations to make stock awards to certain executives.

(I) Subject to earlier termination pursuant to Section 10, the Plan will terminate on March 19, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.

                    [LOGO] PINNACLE WEST CAPITAL CORPORATION

                                     [LOGO]
                                 PINNACLE WEST
                              CAPITAL CORPORATION

                                  April 8, 2002

Dear Shareholders,

The 2002 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona on May 22, 2002 at 10:30 a.m. Mountain Standard Time. At the meeting, shareholders will be asked (1) to elect one Class I Director to serve until the 2004 Annual Meeting and four Class II Directors to serve until the 2005 Annual Meeting, (2) to approve an employee incentive plan, and (3) to vote on a shareholder proposal.

Your vote is important and you may vote your proxy in one of three ways - by internet, by telephone, or by mail. The reverse side of this letter provides the information for all three voting options.

We encourage you to attend the meeting and have provided this map for your reference.

Sincerely,

Faye Widenmann
Vice President and Secretary

                         [MAP OF DIRECTIONS TO MEETING]

In accordance with Item 304 of Regulation S-T of the Securities Exchange Act of 1934, the map on this proxy card provides directions to the annual meeting. The meeting will be held at 222 East Monroe Street which is one block north of Adams Street and one block south of Van Buren Street, between 2nd Street and 3rd Street.


--------------------------------------------------------------------------------
PROXY FORM        Pinnacle West Capital Corporation                   PROXY FORM
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 22, 2002.

The undersigned hereby appoints William J. Post and Faye Widenmann, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation, to be held May 22, 2002, at ten-thirty a.m., Mountain Standard Time, and at any adjournment thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

Voting with respect to the election of Directors may be indicated on the reverse of this card. Nominees for Director are: Class I - William L. Stewart; Class II
- Edward N. Basha, Michael L. Gallagher, Bruce J. Nordstrom, and William J.
Post.

  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

------------------------------------------------------------------------------------------------------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.
------------------------------------------------------------------------------------------------------------------------------------

                           FOR      WITHHOLD                                                      FOR       AGAINST       ABSTAIN
1. Election of Directors   [ ]        [ ]                 2. Approval of the Company's 2002       [ ]         [ ]           [ ]
                                                               Long-Term Incentive Plan
   FOR ALL EXCEPT ____________________________            3. Approval of a shareholder proposal

   Nominees:
         Class I                  Class II
         -------                  --------
  01. William L. Stewart    02. Edward N. Basha
                            03. Michael  L. Gallagher
                            04. Bruce J. Nordstrom        -----------------------------------------------------------------------
                            05. William J. Post           Signature                                 Date



                                                          -----------------------------------------------------------------------
                                                          Signature                                 Date

                                                          All owners should sign as their name appears at left. Fiduciaries, trustees, corporate officers should indicate title and authority.

                                                          Check if: You consent to viewing the Annual Report and Proxy materials via the internet instead of receiving them in the mail in the future.

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                     Fold and detach here to mail proxy card



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                          VOTE BY TELEPHONE OR INTERNET
                              QUICK EASY IMMEDIATE
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Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                VOTE BY INTERNET

Go to WWW.VOTEYOURPROXY.COM and follow the instructions. Have your proxy card available when you access the website. You will be prompted to enter the following information in the order below on the vote screen. Enter all leading zeros:

Control Number                    Company Number                Account Number


                                  VOTE BY PHONE

Call toll-free 1-888-393-3175 from a touch-tone telephone. Have your proxy card available when you call. You will be prompted to enter the following number from your telephone keypad:

    (This information must be a 20 digit continuous string - enter all zeros)

Votes cannot be accepted by phone between the hours of 9:00 pm and 2:30 am Arizona Time.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

          IF YOU VOTE BY INTERNET OR PHONE, DO NOT MAIL YOUR PROXY CARD
                              THANK YOU FOR VOTING.